Exhibit 99.1

STAAR Surgical Reports Second Quarter 2017 Results

MONROVIA, CA, August 2, 2017---STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye today reported financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Overview

•	Quarterly Net Sales of $21.9 Million Up 5% from the Prior Year Quarter
•	ICL Sales Up 6% and Units Up 11% from the Prior Year Quarter
•	IOL Sales Down 14% and Units Down 7% from the Prior Year Quarter
•	Gross Margin Improved to 70.5% of Sales from 69.7% of Sales in the Prior Year Quarter
•	Quarterly Net Loss of $0.02 per Share; Adjusted Net Loss of $0.01 per Share

•	Cash, Cash Equivalents and Restricted Cash Ended the Quarter at $13.6 Million

•	Awarded CE Mark Approval for the EVO+ Visian ICL with Aspheric (EDOF) Optic

•	Currently CE Marked and Commercially Available Products Re-Certified for 5 Years

“Our work to advance the ICL to its rightful position as a premium and primary refractive vision correction solution continues to spur strong growth in many countries globally. Unit growth in Q1 of 20% followed by unit growth of 11% in Q2 in spite of anticipated challenges in the India and Korea markets for the quarter are an indicator of continued strong progress. During Q2, the Toric ICL achieved another new quarterly record for shipments. ICL unit highlights for Q2 include growth in Canada of 119%, China of 57%, and Japan of 24%. Region growth was strong in ICL units as well with North America and Asia Pacific Regions recording 15% unit growth respectively. With the positioning of the sale of the ICL for the more competitive lower diopter range lenses and the addition of strategic accounts with incentivized volume commitments; our average selling prices have been appropriately adjusted to gain share in targeted markets. Our position as market leader and superior refractive surgical solution for high Myopes, however, continues to earn premium pricing,” said Caren Mason, President and CEO.

“Our first-in-man clinical trial for the next generation ICL with EDOF continued during the quarter and the results continue to be positive. In July, DEKRA, our European Union notified regulatory body, re-certified our facilities as compliant with ISO 13485 and re-certified the CE marking for all of our currently certified and commercially available medical devices. With regard to FDA remediation, we completed our internal work in the first quarter of 2017 and have notified the FDA that we are ready for inspection,” added Ms. Mason.

Financial Overview

Net sales were $21.9 million for the second quarter of 2017, up 5% compared to $21.0 million reported in the prior year quarter. The sales increase was driven by ICL revenue and unit growth of 6% and 11%, respectively, and strong injector part sales.  Sales of IOLs decreased 14% compared to the prior year quarter.

For the second quarter of 2017, gross profit margin was 70.5% compared to the prior year period of 69.7%.  The increase in gross margin for the quarter is due to a 12% increase in Toric ICL sales (our highest margin product), a reduction in inventory reserves and improved unit costs, partially offset by lower average selling prices and unfavorable product mix due to increased sales of low margin injector parts. Inventory provisions in 2016 were unfavorably impacted by the discontinuance of silicone IOL sales in the U.S. and V4b ICL sales internationally.

Operating expenses for the quarter were flat at $16.8 million compared to the prior year quarter.  General and administrative expense was $4.8 million, 3.4% lower than the prior year quarter.  Marketing and selling expense was $7.3 million, up 1.9% compared to the prior year quarter. Research and development expense was $4.7 million, up 1.1% compared to the prior year quarter.

The net loss for the second quarter of 2017 was $1.0 million or approximately $0.02 per share compared with a net loss of $2.1 million or $0.05 per share for the prior year quarter.

The Adjusted Net Loss for the second quarter of 2017 was $0.4 million or $0.01 Adjusted Net Loss Per Share, compared with an Adjusted Net Loss of $1.0 million or $0.02 Adjusted Net Loss Per Share for the prior year quarter.  The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

Cash, cash equivalents and restricted cash at June 30, 2017 totaled $13.6 million, compared to $14.1 million at the end of the fourth quarter of 2016 and $12.8 million at the end of the second quarter of 2016.  Continued focus on optimizing the Company's cash position through revenue growth, expense mitigation, and working capital management enabled the Company to maintain a cash balance consistent with the $13.6 million reported for the end of the first quarter of 2017.

Conference Call

The Company will host a conference call and webcast on Wednesday, August 2, 2017 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. To access the conference call (Conference ID 54127075), please dial 855-765-5684 for domestic participants and 262-912-6252 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call (Conference ID 54127075) will be available beginning approximately one hour after the call’s conclusion for seven days. This replay can be accessed by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers. An archived webcast will also be available at www.staar.com.

Use of Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance. “Adjusted Net Loss” and “Adjusted Net Loss Per Share” exclude the following items that are included in “Net Loss” as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): gain or loss on foreign currency transactions, stock-based compensation expenses, and quality remediation expenses. Management believes that “Adjusted Net Loss” and “Adjusted Net Loss Per Share” are useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control. Management has excluded quality remediation expenses because their inclusion may mask underlying trends in our business performance.

Management has also excluded gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors. Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. In calculating Adjusted Net Loss and Adjusted Net Loss Per Share, STAAR excludes these expenses because they are non-cash expenses and because of the complexity and considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL”. More than 700,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.discovericl.com. STAAR has approximately 340 full-time equivalent employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, including those relating to the plans, strategies, and objectives of management for future operations or prospects for achieving such plans, expectations for sales, marketing and clinical initiatives, completion of remediation or other expense, success and timing of new or improved products, clinical trials, research and development activities, investment imperatives, and any statements of assumptions underlying any of the foregoing. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 30, 2016 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events.

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; global economic conditions; changes in currency exchange rates; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the Visian Toric ICL and/or actions related to the FDA Warning Letter and Form FDA-483s), or to take enforcement action; research and development efforts; the purchasing patterns of our distributors carrying inventory in the market; and the willingness of surgeons and patients to adopt a new or improved product and procedure. The Visian Toric ICL and the Visian ICL with CentraFLOW, now known as EVO Visian ICL, are not yet approved for sale in the United States.

CONTACT:	Investors & Media

EVC Group

Brian Moore, 310-579-6199

Doug Sherk, 415-652-9100

STAAR Surgical Company

Consolidated Balance Sheets

(in 000's)

Unaudited

	June 30,	December 30,
ASSETS	2017	2016
Current assets:
Cash and cash equivalents	$13,438	$13,999
Accounts receivable trade, net	16,426	16,344
Inventories, net	13,458	14,825
Prepayments, deposits, and other current assets	4,474	4,349
Total current assets	47,796	49,517
Property, plant, and equipment, net	11,619	11,790
Intangible assets, net	383	473
Goodwill	1,786	1,786
Deferred income taxes	1,104	1,105
Other assets	948	772
Total assets	$63,636	$65,443

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$4,460	$4,283
Accounts payable	6,917	8,311
Obligations under capital leases	1,252	1,198
Other current liabilities	6,353	7,275
Total current liabilities	18,982	21,067
Obligations under capital leases	1,128	1,339
Deferred income taxes	889	881
Asset retirement obligations	203	195
Deferred rent	61	59
Pension liability	4,080	3,997
Total liabilities	25,343	27,538

Stockholders' equity:
Common stock	411	407
Additional paid-in capital	200,921	197,657
Accumulated other comprehensive loss	(756)	(1,050)
Accumulated deficit	(162,283)	(159,109)
Total stockholders' equity	38,293	37,905
Total liabilities and stockholders' equity	$63,636	$65,443

STAAR Surgical Company

Consolidated Statements of Operations

(In 000's except for per share data)

Unaudited

	Three Months Ended						Six Months Ended
	% of	June 30,	% of	July 1,	Fav (Unfav)		% of	June 30,	% of	July 1,	Fav (Unfav)
	Sales	2017	Sales	2016	Amount	%	Sales	2017	Sales	2016	Amount	%
Net sales	100.0%	$21,936	100.0%	$20,974	$962	4.6%	100.0%	$42,286	100.0%	$40,243	$2,043	5.1%

Cost of sales	29.5%	6,462	30.3%	6,348	(114)	-1.8%	28.9%	12,235	31.4%	12,624	389	3.1%

Gross profit	70.5%	15,474	69.7%	14,626	848	5.8%	71.1%	30,051	68.6%	27,619	2,432	8.8%

Selling, general and administrative expenses:
General and administrative	21.7%	4,761	23.5%	4,928	167	3.4%	23.9%	10,120	33.3%	13,393	3,273	24.4%
Marketing and selling	33.4%	7,321	34.2%	7,181	(140)	-1.9%	32.8%	13,851	36.9%	14,856	1,005	6.8%
Research and development	21.5%	4,712	22.2%	4,659	(53)	-1.1%	22.5%	9,495	28.7%	11,565	2,070	17.9%
Total selling, general, and administrative expenses	76.6%	16,794	79.9%	16,768	(26)	-0.2%	79.2%	33,466	98.9%	39,814	6,348	15.9%

Operating loss	-6.1%	(1,320)	-10.2%	(2,142)	822	38.4%	-8.1%	(3,415)	-30.3%	(12,195)	8,780	72.0%

Other income (expense):
Interest expense, net	-0.1%	(32)	-0.1%	(29)	(3)	-10.3%	-0.1%	(61)	-0.1%	(57)	(4)	-7.0%
Gain (loss) on foreign currency transactions	1.7%	380	-2.0%	(416)	796	—	0.7%	294	0.1%	42	252	—
Royalty income	0.6%	128	1.7%	351	(223)	-63.5%	0.6%	259	0.9%	373	(114)	-30.6%
Other income (expense), net	0.1%	19	-0.2%	(38)	57	—	0.1%	36	-0.2%	(82)	118	—
Total other income (expense), net	2.3%	495	-0.6%	(132)	627	—	1.3%	528	0.7%	276	252	91.3%

Loss before provision (benefit) for income taxes	-3.8%	(825)	-10.8%	(2,274)	1,449	63.7%	-6.8%	(2,887)	-29.6%	(11,919)	9,032	75.8%

Provision (benefit) for income taxes	0.7%	146	-0.6%	(131)	(277)	—	0.7%	287	-4.3%	(1,735)	2,022	—

Net loss	-4.5%	$(971)	-10.2%	$(2,143)	$1,172	54.7%	-7.5%	$(3,174)	-25.3%	$(10,184)	$7,010	68.8%

Net loss per share - basic and diluted		$(0.02)		$(0.05)				$(0.08)		$(0.25)
Weighted average shares outstanding - basic and diluted		40,933		40,210				40,841		40,097

STAAR Surgical Company

Consolidated Statements of Cash Flows

(in 000's)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(971)	$(2,143)	$(3,174)	$(10,184)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	792	646	1,548	1,237
Amortization of long-lived intangibles	56	57	110	111
Deferred income taxes	16	(163)	9	(1,802)
Change in net pension liability	(36)	102	30	220
Stock-based compensation expense	868	300	1,378	7,758
Loss on disposal of property and equipment	5	17	72	17
Provision for sales returns and bad debts	(166)	111	66	89
Inventory provision	488	900	789	1,182
Changes in working capital:
Accounts receivable	(645)	252	(21)	(65)
Inventories	807	149	908	431
Prepayments, deposits and other current assets	805	494	(278)	(418)
Accounts payable	(610)	1,715	(1,767)	1,280
Other current liabilities	(2,075)	74	(961)	(324)
Net cash provided by (used in) operating activities	(666)	2,511	(1,291)	(468)

Cash flows from investing activities:
Acquisition of property and equipment	(383)	(985)	(696)	(1,991)
Net cash used in investing activities	(383)	(985)	(696)	(1,991)

Cash flows from financing activities:
Repayment of capital lease obligations	(360)	(92)	(661)	(184)
Proceeds from sale-leaseback transactions	-	1,154	-	1,154
Repurchase of employee common stock for taxes withheld	(17)	-	(234)	(611)
Proceeds from vested resricted stock and exercise of stock options	1,366	730	1,963	737
Net cash provided by financing activities	989	1,792	1,068	1,096

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	402	359	649

Increase (decrease) in cash, cash equivalents and restricted cash	(61)	3,720	(560)	(714)
Cash, cash equivalents and restricted cash, at beginning of the period	13,619	9,087	14,118	13,521
Cash, cash equivalents and restricted cash, at end of the period	$13,558	$12,807	$13,558	$12,807

STAAR Surgical Company

Global Sales

(in 000's)

Unaudited

	Three Months Ended					Six Months Ended
		June 30,		July 1,	% Change		June 30,		July 1,	% Change
Sales by Region		2017		2016	Fav (Unfav)		2017		2016	Fav (Unfav)
North America	10.6%	$2,336	12.0%	$2,523	-7.4%	10.9%	$4,594	13.0%	$5,224	-12.1%
Europe, Middle East, Africa, Latin America	31.2%	6,839	32.2%	6,751	1.3%	32.1%	13,592	31.8%	12,779	6.4%
Asia Pacific	58.2%	12,761	55.8%	11,700	9.1%	57.0%	24,100	55.3%	22,240	8.4%
Total Sales	100.0%	$21,936	100.0%	$20,974	4.6%	100.0%	$42,286	100.1%	$40,243	5.1%

Product Sales
ICLs	74.4%	$16,317	73.5%	$15,408	5.9%	74.7%	$31,588	71.0%	$28,588	10.5%
IOLs	20.0%	4,377	24.2%	5,068	-13.6%	21.2%	8,983	25.2%	10,134	-11.4%
Other	5.7%	1,242	2.4%	498	149.4%	4.1%	1,715	3.8%	1,521	12.8%
Total Sales	100.1%	$21,936	100.1%	$20,974	4.6%	100.0%	$42,286	100.0%	$40,243	5.1%

STAAR Surgical Company

Reconciliation of Non-GAAP Financial Measure

(in 000's)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2017	2016	2017	2016
Net loss - (as reported)	$(971)	$(2,143)	$(3,174)	$(10,184)
Less:
Foreign currency impact	(380)	416	(294)	(42)
Stock-based compensation expense	868	300	1,378	7,758
Quality remediation expense	43	491	210	1,000
Net income (loss) - (adjusted)	$(440)	$(936)	$(1,880)	$(1,468)

Net income (loss) per share, basic - (as reported)	$(0.02)	$(0.05)	$(0.08)	$(0.25)
Foreign currency impact	(0.01)	0.01	(0.01)	(0.00)
Stock-based compensation expense	$0.02	0.01	0.03	0.19
Quality remediation expense	0.00	0.01	0.01	0.02
Net income (loss) per share, basic - (adjusted)	$(0.01)	$(0.02)	$(0.05)	$(0.04)

Net income (loss) per share, diluted - (as reported)	$(0.02)	$(0.05)	$(0.08)	$(0.25)
Foreign currency impact	(0.01)	0.01	(0.01)	(0.00)
Stock-based compensation expense	0.02	0.01	0.03	0.19
Quality remediation expense	0.00	0.01	0.01	0.02
Net income (loss) per share, diluted - (adjusted)	$(0.01)	$(0.02)	$(0.05)	$(0.04)

Weighted average shares outstanding - Basic	40,933	40,210	40,841	40,097
Weighted average shares outstanding - Diluted	40,933	40,210	40,841	40,097

Note:  Net income (loss) per share (adjusted), basic and diluted, may not add due to rounding